UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2011
TTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA	92704

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 327-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Material Compensatory Plan
On September 13, 2011, the Compensation Committee of our Board of Directors approved an Executive and Director Deferred Compensation Plan (referred to herein as the Plan). The Plan is an unfunded, nonqualified deferred compensation plan intended to comply with the requirements of Section 409A of the Internal Revenue Code. The Plan is intended to assist our company in retaining and attracting individuals of the highest quality by providing eligible participants with an opportunity to defer the receipt of income. The Plan will become effective October 1, 2011.
Participation in the Plan will be limited to selected employees, including our named executive officers and our directors (referred to herein as participants). The Plan allows participants to defer between five percent and 50% of their annual base salary, up to 100% of their annual bonus, and between five percent and 100% of their annual director fees. Amounts deferred under the Plan will be credited to accounts maintained by our company for each participant and will be credited or debited with the participant’s proportionate share of any gains or losses attributable to the performance of investment options selected by the participant.
The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.25 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number

10.25	Executive and Director Deferred Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2011	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer

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